Exhibit 1.1

                     SHARES

MICROVISION, INC.

COMMON STOCK

PLACEMENT AGENCY AGREEMENT

                    , 2008

FTN MIDWEST SECURITIES CORP

As Representative of the several Placement Agents set forth

on Schedule I attached hereto

350 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Microvision, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this Placement Agency Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the investors identified therein (each, an “Investor” and collectively, the “Investors”), to issue and sell an aggregate of                      shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Shares are more fully described in the Registration Statement (as defined herein). This is to confirm the agreement between the Company and the several placement agents set forth on Schedule I attached hereto (the “Placement Agents”) concerning the offering, issuance and sale of the Shares. FTN Midwest Securities Corp is acting as representative (the “Representative”) of the Placement Agents.

1. Agreement to Act as Placement Agents; Delivery and Payment. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to the terms and conditions set forth in this Agreement:

(a) The Company hereby authorizes the Placement Agents to act as its exclusive agents in connection with the issuance and sale by the Company of the Shares (the “Offering”) to the Investors, and the Placement Agents hereby agree, as agents of the Company, to use their best efforts to solicit offers to purchase the Shares from the Company on the terms and subject to the conditions set forth in the Prospectus (as defined below). The Placement Agents shall make commercially reasonable efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Shares has been solicited by the Placement Agents and accepted by the Company, but the Placement Agents shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agents or any of their affiliates be obligated to underwrite or purchase any of the Shares for their own account or otherwise provide any financing. The Placement Agents shall act solely as the Company’s agents and not as principals. The Placement Agents shall have no authority to bind the Company with respect to any prospective offer to purchase Shares and the Company shall have the sole right to accept offers to purchase Shares and may reject any such offer, in whole or in part. Notwithstanding the foregoing, the Placement Agents (or their affiliates) may, solely at their discretion and without any obligation to do so, purchase Shares as principals.

(b) As compensation for services rendered, on the Closing Date, the Company shall pay or cause to be paid to the Placement Agents by wire transfer of immediately available funds to an account or accounts designated by the Representative an aggregate amount equal to six percent (6.0%) of the gross proceeds received by the Company from its sale of the Shares on such Closing Date. The Placement Agents agree that the foregoing compensation, together with any expense reimbursement payable hereunder, constitutes all of the compensation that the Placement Agents are entitled to receive in connection with the Offering contemplated by this Agreement.

(c) The purchases of Shares by the Investors shall be evidenced by the execution of a Subscription Agreement by each of the parties thereto in the form attached hereto as Exhibit A.

(d) Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, except as set forth in this Agreement, without the prior written consent of the Representative, solicit or accept offers to purchase Shares of the Company (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding at the date hereof) otherwise than through the Placement Agents in accordance herewith.

(e) No Shares which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to the Investor purchasing such Shares against payment by such Investor. If the Company shall default in its obligations to deliver Shares to an Investor whose offer it has accepted, the Company shall indemnify and hold the Indemnified Parties (as defined below) harmless against any loss, claim, damage or liability directly or indirectly arising from or as a result of such default by the Company.

(f) Payment of the purchase price for, and delivery of, the Shares shall be made at a closing (the “Closing”) at the offices of Ropes & Gray LLP, counsel for the Company, located at One International Place, Boston, Massachusetts, at 11:00 AM, New York City time, on                     , 2008 or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act (such date of payment and delivery being herein referred to as the “Closing Date”). The Company, the Representative and JPMorganChase Bank, as escrow agent (the “Escrow Agent”), shall have entered into an escrow agreement (the “Escrow Agreement”) pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Company and the Investors (the “Escrow Account”). Each of the Company and the Representative hereby agree to deliver to the Escrow Agent a Closing Notice in the form attached as Exhibit C to the Escrow Agreement on or prior to the Closing Date. All such actions taken at the Closing shall be deemed to have occurred simultaneously.

2. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-141454) under the Securities Act of 1933, as amended (the “Securities Act”) and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Commission, including a base prospectus relating to the Shares (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” If the Company files an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement, as amended from time to time. The Registration Statement at the time it originally became effective is herein called the “Initial Registration Statement.”

The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement to the Base Prospectus relating to the Shares, the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any preliminary form of Prospectus or prospectus subject to completion which is filed or used in the Offering prior to filing of the Prospectus (including the Base Prospectus as so supplemented) is hereinafter called a “Preliminary Prospectus.”

Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the time the Registration Statement become effective with respect to the Placement Agents pursuant to Rule 430B under the Securities Act (the “Effective Time”), the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Time, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed.

3. Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, the Placement Agents and the Investors as follows:

(i) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, except to the extent reflected in subsequent amendments, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus made in reliance upon, and in conformity with, information relating to the Placement Agents furnished in writing to the Company by the Placement Agents, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 8).

(ii) Registration Statement. The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Securities Act or have become effective pursuant to Rule 462 under the Rules and Regulations. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(iii) Compliance with Securities Act Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective (including each deemed Effective Time), at all other subsequent times until the Closing Date (as hereinafter defined), conformed and will conform in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or any amendments or supplements thereto, made in reliance upon, and in conformity with, information relating to the Placement Agents furnished in writing to the Company by the Placement Agents, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agents’ Information.

(iv) Contents of Prospectus. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the Closing Date, conformed and will conform in all material respects with the applicable requirements and provisions of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Prospectus, or any amendments or supplements thereto, made in reliance upon, and in conformity with, information relating to the Placement Agents furnished in writing to the Company by the Placement Agents, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agents’ Information.

(v) Incorporated Documents. Each of the documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, except to the extent reflected in subsequent amendments, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and did not contain an untrue statement of a material fact or omit to state a material fact in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) Not an Ineligible Issuer. (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (2) as of the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any Subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(vii) Time of Sale Disclosure Package. As of the Time of Sale (as defined below), neither (A) the Issuer General Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein, which information the parties hereto agree is limited to the Placement Agents’ Information. As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale” means         :     [AM][PM] (New York City time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

(2) “Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(3) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(4) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

(5) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(viii) Conflict with Registration Statement. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Closing Date or until any earlier date that the Company notified or notifies the Placement Agents as described in Section 4(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished in writing to the Company by the Placement Agents expressly for use therein, which information the parties hereto agree is limited to the Placement Agents’ Information.

(ix) Free Writing Prospectuses. Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Closing Date, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(x) Distributed Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the Offering other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials, if any, permitted under the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(q) of this Agreement.

(xi) Financial Statements. The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present, in all material respects, the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles consistently applied throughout the periods involved (in the case of unaudited interim financial statements, subject to normal year-end adjustments); and the supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(xii) Independent Accountants. To the Company’s knowledge, PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of, or incorporated by reference in, the Registration Statement and included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and with regard to the Company’s internal control over financing reporting and management’s assessment thereof, is an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(xiii) Organization. Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has full corporate power and authority to own its properties and to conduct its business as currently being conducted and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect upon the business, prospects, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Effect”).

(xiv) Absence of Material Changes. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change permitted pursuant to this Agreement, including without limitation a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its Subsidiaries, or any material adverse change in the financial condition, business, property or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Change”).

(xv) Legal Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would reasonably be likely to result in a Material Adverse Change.

(xvi) Contracts. There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(xvii) Due Authorization and Enforceability. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(xviii) No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, (b) any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, (c) the Company’s charter or by-laws, or (d) any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, other than, with respect to clauses (a), (b) and (d) above, any conflict, breach, default or violation that would not have a Material Adverse Effect.

(xix) No Consents Required. Except for the registration of the Shares under the Securities Act and the Exchange Act, including as may be required with respect to the listing of the Shares on the Nasdaq Global Market or as may be required under state securities or blue sky laws in connection with the Offering or that would not have a Material Adverse Effect, no consent, approval, authorization or order of, or filing with, any court or governmental administrative or regulatory agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby.

(xx) Capitalization. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Placement Agents) or satisfied, and the holders thereof are not subject to personal liability by reason of being such holders. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. All of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. As of [                    , 2008], there were [                    ] shares of Common Stock issuable upon the exercise of all options, warrants and convertible securities outstanding as of such date. Since such date, the Company has not issued any securities, other than Common Stock of the Company issued pursuant to the exercise of stock options previously outstanding under the Company’s stock option plans or the issuance of restricted Common Stock pursuant to employee stock purchase plans.

(xxi) The Shares. The Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable.

(xxii) Preemptive Rights. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no statutory or contractual preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Shares pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound.

(xxiii) Registration Rights. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

(xxiv) Lock-Up Agreements. The Company has received copies of the executed Lock-Up Agreements, substantially in the form of Exhibit B hereto (the “Lock-Up Agreement”) executed by each person listed on Exhibit C hereto, and such Lock-Up Agreements shall be in full force and effect on the Closing Date.

(xxv) Permits. The Company and each of its Subsidiaries holds, and is operating in compliance in all respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except where non-compliance would not have a Material Adverse Effect; and the Company and each of its Subsidiaries is in compliance in all respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except where non-compliance would not have a Material Adverse Effect.

(xxvi) Good Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them other than Intellectual Property, which is covered by Section 3(xxvii) hereof, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Time of Sale Disclosure Package, except as would not have a Material Adverse Effect. Any real property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as are not material and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries, except as would not have a Material Adverse Effect.

(xxvii) Intellectual Property. To the Company’s knowledge, except as would not have a Material Adverse Effect and other than as disclosed in the Registration Statement, Time of Sale Package and the Prospectus, the Company and each of its Subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xxviii) No Violation. Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its Subsidiaries is subject, other than any conflict, breach or violation that would not have a Material Adverse Effect.

(xxix) Taxes. Other than would not have a Material Adverse Effect, the Company and its Subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes to the extent due which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith.

(xxx) Trading Market; Exchange Act Registration. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is included or approved for inclusion on the Nasdaq Global Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market nor has the Company received any notification that the Commission, the Nasdaq Global Market or the Financial Industry Regulatory Authority is contemplating terminating such registration or listing. The Company is in compliance in all material respects with the applicable requirements of the Nasdaq Global Market for maintenance of inclusion of the Common Stock thereon. The Company has filed a listing application with the Nasdaq Global Market in respect of the Shares.

(xxxi) Subsidiaries. Other than the subsidiaries of the Company listed in Schedule IV hereto (each a “Subsidiary” and collectively, the “Subsidiaries”) and except as otherwise disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxxii) Accounting Controls. The Company maintains a system of internal accounting controls that have been designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, since the most recent audit of the effectiveness of the Company’s internal control over financial reporting, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxiii) Broker’s Fee. Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxxiv) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

(xxxv) Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxxvi) Use of Form S-3. The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

(xxxvii) Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxxviii) Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xxxix) No Price Stabilization. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of applicable law.

(xl) No Labor Disputes. No labor problem or dispute with the employees of the Company exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(xli) Defined Benefit Plans. Neither the Company nor any of the Subsidiaries has maintained or contributed to a defined benefit plan as defined in Section 3(35) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Company or any of the Subsidiaries to any tax penalty on prohibited transactions and that has not adequately been corrected except as would not have a Material Adverse Effect. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(xlii) Compliance with Environmental Laws. To the Company’s knowledge, the Company and its Subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”), (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (c) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of subsections (a), (b) and (c) of this Section 3(a)(xlii) as would not, individually or in the aggregate, have a Material Adverse Effect.

(xliii) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates on the other hand, which is required to be described in the Registration Statement, in the Time of Sale Disclosure Package and the Prospectus or a document incorporated by reference therein and which has not been so described.

(xliv) Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlv) Minute Books. The minute books of the Company and any of its Subsidiaries, representing all existing records of all meetings and actions of the board of directors (including, Audit, Compensation and Nomination/Corporate Governance Committees) and stockholders of the Company and any of its Subsidiaries (collectively, the “Corporate Records”) through the date of the latest meeting and action have been made available to the Placement Agents or counsel for the Placement Agents. All such Corporate Records are substantially complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions that have been consummated by the Company or any of the Subsidiaries that are not properly approved and/or recorded in the Corporate Records of the Company and the Subsidiaries.

(xlvi) Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its Subsidiaries has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, o other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payments.

(xlvii) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus, the Time of Sale Disclosure Package or the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(xlviii) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(xlix) Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Section 10A-3 of the Exchange Act and the rules and regulations of any trading market (including Rule 4350(d)(2) of the Nasdaq Marketplace Rules) and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 10A-3 of the Exchange Act and the rules and regulations of any trading market (including Rule 4350(d)(1) of the Nasdaq Marketplace Rules).

(l) Shareholder Approval. Assuming the accuracy of the representations of the Investors in the Subscription Agreements, no approval of the shareholders of the Company under the rules and regulations of any trading market (including Rule 4350 of the Nasdaq Marketplace Rules) is required for the Company to issue and deliver to the Investors the Shares.

(li) FINRA Review. To enable the Placement Agents to rely on Rule 2710(b)(7)(C)(i) of the FINRA Manual, the registration of the Shares registered with the Commission could have been affected on Form S-3 under the Securities Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

(b) Any certificate signed by any officer of the Company and delivered hereunder to the Placement Agents or to counsel for the Placement Agents in connection with the Offering shall be deemed a representation and warranty by the Company to the Placement Agents as to the matters covered thereby.

4. Covenants. The Company covenants and agrees with the Placement Agents as follows:

(a) Filing of Prospectuses. During the period beginning on the date hereof and ending on the Closing Date, prior to amending or supplementing the Registration Statement in connection with the Offering (including any Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Placement Agents for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Placement Agents or counsel to the Placement Agents reasonably objects.

(b) Filing of Amendments. After the date of this Agreement, if in connection with the Offering, the Company shall promptly advise the Placement Agents in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time prior to the Closing, the Company will promptly use its reasonable best efforts to obtain the lifting of such order. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(c) Continued Compliance with Securities Laws. (A) Until the Closing Date, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the sales of the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Placement Agents or counsel to the Placement Agents to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Placement Agents (and the Placement Agents agree to cease any such use promptly upon such notification) and the Company will use reasonable best efforts to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) Conflicting Issuer Free Writing Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus in connection with the Offering there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Placement Agents (and the Placement Agents agree to cease any such use promptly upon such notification) and the Company will use reasonable best efforts to amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky Laws. The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Placement Agents may reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state or jurisdiction.

(f) Delivery of Copies. The Company will furnish (which may be satisfied by filing with the Commission’s EDGAR System) to the Placement Agents and counsel for the Placement Agents copies of the Registration Statement, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Placement Agents may from time to time reasonably request.

(g) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(h) Costs and Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Placement Agents all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, any Issuer Free Writing Prospectus, each Statutory Prospectus, the Time of Sale Disclosure Package and the Prospectus, and any amendment or supplement to any of the foregoing (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares and the printing, delivery, and shipping of the certificates representing the Shares, (iii) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions designated pursuant to Section 4(e), (including the reasonable legal fees and filing fees, and other disbursements of counsel to the Placement Agents in connection therewith), and, if reasonably requested by the Placement Agents, the preparation and printing and furnishing of copies of any blue sky surveys to the Placement Agents, (iv) the fees and expenses of any transfer agent or registrar for the Shares, (v) any filings required to be made by the Placement Agents or the Company with FINRA, and the reasonable fees, disbursements and other charges of counsel for the Placement Agents in connection with the FINRA’s review and approval of the Placement Agents’ participation in the offering (including all COBRADesk fees), (vi) fees, disbursements and other charges of counsel to the Company, (vii) listing fees, if any, for the listing or quotation of the Shares on the Nasdaq Global Market, (viii) fees and disbursements of the Company’s auditor incurred in delivering the letter(s) described in Section 5(l) and (m) of this Agreement, (ix) fees of the Escrow Agent, (x) fees, disbursements and other charges of counsel to the Placement Agents (in addition to the fees described in clauses (iii) and (v)) and (xi) the costs and expenses of the Company and the Placement Agents in connection with the marketing of the offering and the sale of the Shares to prospective investors including, but not limited to, those related to any presentations or meetings undertaken in connection therewith including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the written consent of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft or other transportation chartered in connection with the road show. If (1) this Agreement shall be terminated by the Placement Agents pursuant to Section 9 hereof, the Company will, in addition to paying the amounts described in Section 4 hereof, reimburse the Placement Agents for all of the reasonable out-of-pocket disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Placement Agents in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing their obligations hereunder. Notwithstanding the foregoing, in no event shall the Company be obligated to reimburse the Placement Agents pursuant to this Section 4(h) in an amount in excess of $120,000 in the aggregate without the Company’s prior written consent.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(j) Lock-Up Period. The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”) offer for sale; sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, other than (i) the Company’s sale of Stock to the Investors pursuant to this Agreement; (ii) the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, or (iii) issuances of Common Stock pursuant to valid exercises or conversions of options, warrants, convertible securities or rights outstanding on the date hereof. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release or (b) the Company publicly announces material news or a material event relating to the Company; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by the Representative in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which the Company issues the earnings release or makes the public announcement, if required in order to comply with FINRA Rule 2711(f)(4). The Company will provide the Placement Agents with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.

(k) Lock-Up Agreements. The Company has caused to be delivered to the Placement Agents prior to the execution of this Agreement a letter from each of the persons listed on Exhibit C stating that such person agrees, subject to the exceptions set forth therein, that he or she will not, without the Representative’s prior written consent, offer for sale, sell, contract to sell or otherwise dispose of, as set forth in such letter, any shares of Common Stock or rights to purchase Common Stock for a period of 90 days after the date hereof (the “Lock-Up Agreement”).

(l) Stabilization. The Company will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of the Rules and Regulations.

(m) Public Communications. Before the opening of trading on the Nasdaq Global Market on the next trading day after the date of this Agreement, or such other time as the Company and Representative mutually agree, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Representative disclosing the execution of this Agreement, the Subscription Agreements and the transactions contemplated hereby and thereby. Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, the Subsidiaries, their condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Shares (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agents are notified), without the prior consent of the Representative, unless in the reasonable judgment of the Company and its counsel, and after notification to the Placement Agents, such press release or communication is required by law or applicable stock exchange, in which case the Company shall use its reasonable best efforts to allow the Placement Agents reasonable time to comment on such release or other communication in advance of such issuance.

(n) Broker’s Fee. The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(o) Issuer Free Writing Prospectuses. The Company represents and agrees that, prior to the earlier of the Closing Date or termination of this Agreement, unless it obtains the prior written consent of the Representative, and the Placement Agents represent and agree that, unless they obtain the prior written consent of the Company, they have not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(p) Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

5. Conditions of Placement Agents’ Obligations. The obligations of the Placement Agents hereunder and the Investors under the Subscription Agreements are subject to the following conditions (unless waived by the Representative):

(a) Filings with Commission. If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)).

(b) Abbreviated Registration Statement. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective under the Securities Act by 10:00 PM, New York City time, on the date of this Agreement.

(c) No Stop Orders. The Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Placement Agents’ reasonable satisfaction.

(d) No FINRA Objection. FINRA shall have raised no objection to the fairness and reasonableness of the placement agency terms and arrangements.

(e) Contents of Registration Statement. The Placement Agents shall not have advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Placement Agents’ reasonable opinion, is material, or omits to state a fact which, in the Placement Agents’ opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(f) Action Preventing Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Shares.

(g) Objection of Placement Agents. No Prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Placement Agents shall have objected in writing, which objection shall not be unreasonable.

(h) Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects, except that any such representation or warranty shall be true and correct in all respect where such representation or warranty is qualified with respect to materiality when made and on and as of the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(i) Absence of Material Change. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its Subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change permitted pursuant to this Agreement, including without limitation a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its Subsidiaries, or any Material Adverse

Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), or any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any Subsidiary, the effect of which, in any such case described above, in the Placement Agents’ reasonable judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(j) Opinion of Counsel to the Company . On the Closing Date, there shall have been furnished to the Placement Agents, the opinion of Ropes & Gray LLP, counsel for the Company, dated such Closing Date and addressed to the Placement Agents, in form and substance as is set forth on Exhibit D attached hereto. Such counsel shall also have furnished to the Placement Agents a written statement (“Negative Assurances”), addressed to the Placement Agents and dated the Closing Date, in form and substance as set forth in Exhibit E attached hereto.

(k) Opinion of Counsel to the Placement Agents. On the Closing Date, there shall have been furnished to the Placement Agents, such opinion or opinions from Goodwin Procter LLP, counsel for the Placement Agents, dated such Closing Date and addressed to the Placement Agents, with respect to the validity of the Shares, the Registration Statement, the Time of Sale Disclosure Package, the Prospectus and other related matters as the Placement Agents reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(l) Accountant’s Comfort Letter. At the Closing Date, the Placement Agents shall have received a letter dated the Closing Date, (the “Comfort Letter”), addressed to the Placement Agents and in form and substance reasonably satisfactory to the Placement Agents and their counsel, from PricewaterhouseCoopers LLP (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating, as of the date thereof, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), in connection with registered public offerings.

(m) Chief Financial Officer’s Certificate. On the Closing Date, the Company shall have furnished the Placement Agents a certificate signed by the chief financial officer of the Company with respect to certain financial information set forth in the Time of Sale Disclosure Package and the Prospectus.

(n) Officer’s Certificate. On the Closing Date, there shall have been furnished to the Placement Agents a certificate, dated such Closing Date and addressed to the Placement Agents, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct in all material respects (except for those representations and warranties which are qualified by materiality, in which case such representations and warranties shall be true and correct in such respect), as if made at and as of such Closing Date (except that to the extent that any representation or warranty relates to a particular date, in which case such representation or warranty is true and correct in all material respects as of that particular date), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and, to the best of their knowledge, no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) The Registration Statement, as of its effective date, the Preliminary Prospectus, as of its date, and the Time of Sale Disclosure Package, as of the Time of Sale, and the Prospectus, as of its date or the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and

(iv) since the Time of Sale, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package or into the Prospectus that has not been so filed.

(o) Secretary’s Certificate. On the Closing Date, the Company shall have furnished to the Placement Agents a Secretary’s Certificate of the Company.

(p) Lock-Up Agreements. Each executive officer and director of the Company identified on Exhibit C hereto shall have entered into Lock-Up Agreements substantially in the form attached as Exhibit B hereto on or prior to the date hereof, and each such Lock-Up Agreement, or a copy thereof, shall have been delivered to the Placement Agents and shall be in full force and effect at the Time of Sale.

(q) Trading Market. The Nasdaq Global Market shall not have raised any objections to the listing or authorization for trading of the Shares as of the Closing Date.

(r) Other Filings with the Commission. The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto.

(s) Subscription Agreements. The Company shall have entered into the Subscription Agreements with each of the Investors, and such agreements shall be in full force and effect on the Closing Date.

(t) Escrow Agreement. The Company shall have entered into the Escrow Agreement, and such agreement shall be in full force and effect on the Closing Date.

(u) Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates or documents as they shall have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and counsel for the Placement Agents.

6. Indemnification and Contribution.

(a) Indemnification of the Placement Agents. The Company agrees to indemnify and hold harmless the Placement Agents against any losses, claims, damages or liabilities, joint or several, to which such Placement Agents may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Placement Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Placement Agents, specifically for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agents’ Information.

(b) Indemnification of the Company. Each of the Placement Agents, severally but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Placement Agent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, specifically for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agents’ Information, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if, in the sole judgment of the Placement Agents, it is advisable for the Placement Agents to be represented by separate counsel, the Placement Agents shall have the right to employ a single counsel to represent such Placement Agents, in which event the reasonable fees and expenses of such separate counsel shall be borne by the Placement Agents (other than reasonable costs of investigation).

The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution; Limitation on Liability. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total placement agency fee received by the Placement Agents, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Placement Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Placement Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents’ obligations to contribute as provided in this subsection (d) are several in proportion to the total placement agency fee received by the Placement Agents and not joint.

(e) Non-Exclusive Remedies. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Placement Agent within the meaning of the Securities Act; and the obligations of the Placement Agents under this Section 6 shall be in addition to any liability that the respective Placement Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

7. Representations and Agreements to Survive Delivery. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agents, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Company, the Investors or any person controlling any of them and shall survive delivery of and payment for the Shares. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 9, the indemnity and contribution agreements contained in Section 6 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

8. Information Furnished by Placement Agents. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Placement Agents’ Information” consists solely of the statements contained in (i) the seventh paragraph, (ii) the first sentence of the eighth paragraph and (iii) the eleventh and thirteenth paragraphs under the heading “Plan of Distribution” in the Prospectus.

9. Termination of this Agreement.

(a) The Placement Agents shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on the part of the Placement Agents to the Company, if (i) prior to delivery and payment for the Shares (A) trading in securities generally shall have been suspended on or by the Nasdaq Global Market, (B) trading in the Common Stock of the Company shall have been suspended on any exchange, in the over-the-counter market or by the Commission, (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Placement Agents, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Disclosure Package and the Prospectus, (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Time of Sale Disclosure Package or incorporated by reference therein, there has been any Material Adverse Effect or the Company or any Subsidiary shall have sustained a loss or interference with its business by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, of such character that in the judgment of the Placement Agents would, individually or in the aggregate, result in a Material Adverse Effect and which would, in the judgment of the Placement Agents, make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in this Agreement, the Time of Sale Disclosure Package and the Prospectus, (iii) the Company shall have failed, refused or been unable to comply with the terms or perform any material agreement or obligation of this Agreement or any Subscription Agreement, other than by reason of a default by the Placement Agents, or (iv) any condition of the Placement Agents’ obligations hereunder is not fulfilled. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(h), Section 6, and Section 13 hereof shall at all times be effective notwithstanding such termination.

(b) If the Placement Agents elect to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

(c) If the sale of the Shares, as contemplated by this Agreement and the Subscription Agreements, is not carried out for any reason permitted under this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(h) and 6 hereof), and the Placement Agents shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 6 hereof).

10. Notices. All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a) if to the Placement Agents, shall be delivered or sent by mail, telex or facsimile transmission to the Representative:

FTN Midwest Securities Corp

350 Madison Avenue

New York, New York 10017

Attention: Chief Executive Officer

Facsimile No.: 212-418-5051

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Attention: Michael D. Maline, Esq.

Facsimile No.: 212-355-3333

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to

Microvision, Inc.

6222 185th Avenue NE

Redmond, Washington 98052

Attention: General Counsel

Facsimile No.: 425-882-6600

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110-2624

Attention: Joel F. Freedman, Esq.

Facsimile No.: 617-951-7050

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the controlling persons, officers and directors referred to in Section 6(a) and the indemnities of the Placement Agents shall also be for the benefit of the controlling persons, officers and directors referred to in Section 6(a). The term “successors and assigns” as herein used shall not include any purchaser of the Shares by reason merely of such purchase.

12. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Placement Agents have been retained solely to act as the Placement Agents in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Placement Agents has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agents have advised or are advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Placement Agents and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Placement Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agents have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Placement Agents are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Placement Agents, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Placement Agents for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Placement Agents shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agents each hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Placement Agents each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Placement Agents. The Company and the Placement Agents each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Placement Agents and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15. Cooperation. The Placement Agents hereby agree to make commercially reasonable efforts to assist the Company in listing the Warrants for trading on the Nasdaq Global market.

16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Signatures to this Agreement may be delivered by facsimile or electronically in .pdf format.

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement among the Company and the Placement Agents in accordance with its terms.

Very truly yours,

MICROVISION, INC.

By
Title

Confirmed as of the date first

above mentioned:

FTN MIDWEST SECURITIES CORP
Acting on behalf of itself and as Representative of the several Placement Agents set forth on Schedule I attached hereto

By
Title

Schedules and Exhibits

Schedule I:	Placement Agents

Schedule II:	Pricing Information

Schedule III:	Issuer Free Writing Prospectuses

Schedule IV:	Subsidiaries

Exhibit A:	Form of Subscription Agreement

Exhibit B:	Form of Lock-Up Agreement

Exhibit C:	List of Directors and Executive Officers Executing Lock-Up Agreements

Exhibit D:	Matters to be Covered in the Opinion of Corporate Counsel to the Company

Exhibit E:	Form of Written Statement of Corporate Counsel to the Company

SCHEDULE I

Placement Agents

FTN Midwest Securities Corp

Craig-Hallum Capital Group LLC

SCHEDULE II

Pricing Information

Number of Shares to be Issued:

Offering Price: $             per Share

SCHEDULE III

Issuer Free Writing Prospectuses

[None.]

SCHEDULE IV

Subsidiaries

None.

Exhibit A

Form of Subscription Agreement

Subscription Terms

Microvision, Inc.

6222 185th Avenue NE

Redmond, WA 98052

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with you as follows:

1. The subscription terms set forth herein (the “Subscription”) are made as of the date set forth below between Microvision, Inc., a Delaware corporation (the “Company”), and the Investor.

2. As of the Closing (as defined below) and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor, such number of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), as is set forth on the signature page hereto (the “Signature Page”) for a purchase price of $             per Share. The Company agrees that it shall use commercially reasonable efforts to list the Warrants on the Nasdaq Global Market as soon as practicable. The Investor acknowledges that the offering is not a firm commitment underwriting and that there is no minimum offering amount.

3. The completion of the purchase and sale of the Shares shall occur at a closing (the “Closing”) that, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is expected to occur on or about [                 ], 2008. At the Closing, (a) the Company shall cause its transfer agent to release to the Investor the number of Shares being purchased by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by JPMorgan Chase Bank, as escrow agent, on behalf of the Investor to the Company. The provisions set forth in Exhibit A hereto shall be incorporated herein by reference as if set forth fully herein.

4. The offering and sale of the Shares are being made pursuant to the Registration Statement and the Prospectus (as such terms are defined below). The Investor acknowledges that the Company intends to enter into subscriptions in substantially the same form as this Subscription with certain other third party investors and intends to offer and sell (the “Offering”) up to an aggregate of              Shares pursuant to the Registration Statement and Prospectus.

5. The Company has filed or will file with the Securities and Exchange Commission (the “Commission”) (i) a prospectus (the “Base Prospectus”), (ii) if applicable, a preliminary prospectus related to the Offering (together with the Base Prospectus, the “Statutory Prospectus”), and (iii) if applicable, any issuer free writing prospectus as defined in Rule 433 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Shares and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), and will file with the Commission a final prospectus supplement (together with the Base Prospectus, the “Prospectus”) with respect to the registration statement (File No. 333-141454) reflecting the Offering, including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission (the “Rules and Regulations”) and any registration statement relating to the Offering and filed pursuant to Rule 462(b) under the Rules and Regulations (collectively, the “Registration Statement”), in conformity with the Securities Act, including Rule 424(b) thereunder. The Base Prospectus, any Statutory Prospectus, any Issuer Free Writing Prospectus and the pricing information contained in this Subscription are collectively the “Time of Sale Disclosure Package”. The Investor hereby confirms that it has had full access to the Time of Sale Disclosure Package, including the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials.

6. The Company has entered into a Placement Agency Agreement (the “Placement Agreement”), dated [                 ], 2008 with FTN Midwest Securities Corp and Craig-Hallum Capital Group LLC (the “Placement Agents”), which will act as the Company’s exclusive placement agents with respect to the Offering and receive a fee in connection with the sale of the Shares.

7. The obligations of the Company and the Investor to complete the transactions contemplated by this Subscription shall be subject to the following:

a. The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

b. The Investor’s obligation to purchase the Shares will be subject to the condition that the Placement Agents shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the other investors of the shares of Common Stock that they have agreed to purchase from the Company.

8. The Company hereby makes the following representations, warranties and covenants to the Investor:

a. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Subscription and otherwise to carry out its obligations hereunder. The execution and delivery of this Subscription by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company. This Subscription has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ and contracting parties’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

b. The Company shall (i) before the opening of trading on the Nasdaq Global Market on the next trading day after the date hereof, issue a press release, disclosing all material aspects of the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission with respect to the transactions contemplated hereby. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent, unless required by law or the rules and regulations of any self-regulatory organization which the Company or its securities are subject.

9. The Investor hereby makes the following representations, warranties and covenants to the Company:

a. The Investor represents that (i) it has had full access to the Time of Sale Disclosure Package, including the Company’s periodic reports and other information incorporated by reference therein, prior to or in connection with its receipt of this Subscription, (ii) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, and (iii) it is acquiring the Shares for its own account, or an account over which it has investment discretion, and does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Shares.

b. The Investor has the requisite power and authority to enter into this Subscription and to consummate the transactions contemplated hereby. The execution and delivery of this Subscription by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor. This Subscription has been executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

c. The Investor understands that nothing in this Subscription or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

d. Neither the Investor nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, as of the date of this Subscription, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the time that the Investor was first contacted by the Placement Agents or the Company with respect to the transactions contemplated hereby. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act. The Investor covenants that neither it, nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any transactions in the securities of the Company (including, without limitation, Short Sales) prior to the time that the transactions contemplated by this Subscription are publicly disclosed. The Investor agrees that it will not use any of the Shares acquired pursuant to this Subscription to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.

e. The Investor represents that, except as set forth below, (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not a, and it has no direct or indirect affiliation or association with any, FINRA member or an Associated Person (as such term is defined under FINRA Membership and Registration Rules Section 1011) as of the date hereof, and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

10. No offer by the Investor to buy Shares will be accepted and no part of the aggregate purchase price will be delivered to the Company until the Investor has received the Time of Sale Disclosure Package and the Company has accepted such offer by countersigning a copy of this Subscription, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agents on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. This Subscription will constitute only an indication of interest, involving no obligation or commitment of any kind, until the Time of Sale Disclosure Package has been delivered or made available to the Investor and this Subscription is accepted and countersigned by or on behalf of the Company.

11. Notwithstanding any investigation made by any party to this Subscription, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Subscription, the delivery to the Investor of the Shares being purchased and the payment therefor.

12. This Subscription may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

13. In case any provision contained in this Subscription should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

14. This Subscription will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

15. This Subscription may be executed in one or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

16. The Investor acknowledges and agrees that the Investor’s receipt of the Company’s counterpart to this Subscription shall constitute written confirmation of the Company’s sale of Shares to such Investor.

17. In the event that the Placement Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Subscription shall terminate without any further action on the part of the parties hereto.

INVESTOR SIGNATURE PAGE

Number of Shares:

Purchase Price Per Share: $

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: [                    ], 2008

INVESTOR

By:

Print Name:

Title:

Name that Shares are to be registered:

Mailing Address:

Taxpayer Identification Number:

Manner of Settlement: DWAC (see Exhibit A for explanation and instructions)

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained)

DTC Participant Number

Name of Account at DTC Participant being credited with the Shares

Account Number at DTC Participant being credited with the Shares

Agreed and Accepted this      day of [            ], 2008:

MICROVISION, INC.

By:
Title:

Sales of the Shares purchased hereunder were made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 promulgated under the Securities Act.

EXHIBIT A

INSTRUCTIONS FOR SETTLING VIA DWAC

1.	Delivery of Funds

By NO LATER THAN NOON New York City time on [            ], 2008, wire the purchase price for the Shares to the trust account of JPMorgan Chase Bank, as Escrow Agent, using the wire transfer instructions below.

The wired funds will be held in escrow pursuant to the Escrow Agreement until the Closing and will be delivered by the Escrow Agent on your behalf to the Company upon the satisfaction, in the sole judgment of the Placement Agents, of the conditions set forth in Section 7(b) of the Subscription Agreement to which this Exhibit A is attached.

2.	Wire Transfer Instructions

JPMorgan Chase Bank

ABA # 021000021

Account No.: 777132374

Account Name: Microvision Subscription

Attention: Chris Vetri

Please also coordinate with your financial institution to ensure that transaction fees are not inadvertently deducted from the wired funds prior to their receipt by JPMorgan Chase Bank.

Contact at the Escrow Agent:

Name: Debbie DeMarco

Tel: 212-623-6742

3.	Initiation of DWAC and Transfer of Shares

The Shares will be sent from the Company’s transfer agent, American Stock Transfer & Trust Company, by DWAC to your prime broker. You must contact your prime broker and ask them to initiate the DWAC or you will not receive the Shares. The Shares will only be released after receipt of the funds.

Exhibit B

Form of Lock-Up Agreement

FTN MIDWEST SECURITIES CORP

As Representative of the several Placement Agents set forth

on Schedule I attached hereto

350 Madison Avenue

New York, New York 10017

Re:	Registered Direct Offering of Shares of Common Stock

Ladies and Gentlemen:

The undersigned understands that FTN Midwest Securities Corp, as representative of the several placement agents (the “Placement Agents”), proposes to enter into the Placement Agency Agreement (the “Placement Agreement”) with Microvision, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) of shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agreement.

In order to induce the Placement Agents to continue their efforts in connection with the Offering, the undersigned hereby agrees that for a period (the “Lock-Up Period”) of ninety (90) days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such Offering, the undersigned will not, without the prior written consent of FTN Midwest Securities Corp, directly or indirectly, (1) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of the Common Stock, or any securities convertible into or exercisable or exchangeable for the Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable for the Common Stock, regardless of whether any such transaction described herein is to be settled by delivery of the Common Stock or such other securities, or by delivery of cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration of any shares of the Common Stock or any security convertible into or exercisable of exchangeable for the Common Stock; or (4) publicly announce any intention to do any of the foregoing.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of FTN Midwest Securities Corp or (iv) effected pursuant to any exchange of “underwater” options with the Company, (b) the acquisition or exercise of an option or warrant to purchase shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock), including the sale of a portion of stock to be issued in connection with such exercise to finance a “cashless” exercise, provided that any such shares issued upon exercise of such option or warrant (or any securities convertible into or exercisable or exchangeable for Common Stock) shall continue to be subject to the applicable provisions of this Lock-Up Agreement, (c) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof, or (d) the disposition of shares of Common Stock to satisfy any tax withholding obligations upon the vesting of shares of restricted Common Stock held by the undersigned. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. None of the restrictions set forth in this Lock-Up Agreement shall apply to Common Stock acquired in open market transactions.

If required to allow the Placement Agents to comply with FINRA Rule 2711(f)(4), if (i) the Company issues an earnings release or a release regarding material news or a material event relating to the Company during the last seventeen (17) days of the lock-up period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the such release (the term “Lock-Up Period” shall be deemed to include any extension pursuant to this paragraph).

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by FTN Midwest Securities Corp to the Company (in accordance with the notice provision in the Placement Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned during the Lock-Up Period (as may have been extended pursuant hereto), except in compliance with this Lock-Up Agreement.

The undersigned understands that, if the Placement Agreement does not become effective, or if the Placement Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, this Lock-Up Agreement shall be terminated and the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Print Name:

Print Title:

Signature:

Exhibit C

List of Directors and Executive Officers

Executing Lock-Up Agreements

Richard A. Cowell

Slade Gorton

Jeanette Horan

Marc Onetto

Alexander Tokman

Brian Turner

Ian D. Brown

Sid Madhavan

Thomas M. Walker

Jeff T. Wilson

Exhibit D

Matters to be Covered in the Opinion

of Corporate Counsel to the Company

See attached.

Exhibit E

Form of Written Statement

of Corporate Counsel to the Company

See attached.